Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$14,687,470
Unrealized Gain (Loss) on Market Value of Commodity Futures	(8,056,970)
Dividend Income	155,650
Interest Income	162,882
ETF Transaction Fees	2,100
Total Income (Loss)	$6,951,132

Expenses
General Partner Management Fees	$57,754
Professional Fees	25,940
Brokerage Commissions	6,781
Directors' Fees and insurance	1,190
Total Expenses	$91,665
Net Income (Loss)	$6,859,467

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/25	$82,059,379
Additions (550,000) Shares)	16,329,073
Withdrawals ((50,000) Shares)	(1,454,442)
Net Income (Loss)	6,859,467

Net Asset Value End of Month	$103,793,477
Net Asset Value Per Share (3,550,000 Shares)	$29.24

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596